SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 18, 1999

 Commission File           Exact name of registrant              IRS Employer
      Number              as specified in its charter         Identification No.
      ------              ---------------------------         ------------------

      1-12869            CONSTELLATION ENERGY GROUP, INC.          52-1964611

      1-1910            BALTIMORE GAS AND ELECTRIC COMPANY         52-0280210



                                    Maryland
                       -----------------------------------
       (State or other jurisdiction of incorporation for each registrant)


                39 W. Lexington Street, Baltimore, Maryland     21201
           -------------------------------------------------- ----------
                  (Address of principal executive offices)    (Zip Code)


       Registrants' telephone number, including area code: (410) 234-5000

                                 Not Applicable
          (Former name or former address, if changed since last report)


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Item 5.  Other Events


         On November 17, 1999, Baltimore Gas and Electric Company, a subsidiary of Constellation Energy Group Inc., filed an application with the Maryland Public Service Commission (Maryland PSC) for higher gas base rates designed to produce an increase in annual gas revenues of $36.3 million, increasing the average cost of gas service to customers by approximately 5.78%. The filing is subject to reviews by consumer and business representatives and approval by the Maryland PSC. The Maryland PSC is expected to issue an order on the application by mid-June 2000.




                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      CONSTELLATION ENERGY GROUP, INC.
                        --------------------------------------------------------
                                               (Registrant)


                                    BALTIMORE GAS AND ELECTRIC COMPANY
                        --------------------------------------------------------
                                               (Registrant)





Date: November 18, 1999                           /s/ David A. Brune
     -------------------        ------------------------------------------------
                                David A. Brune, Vice President on behalf of each
                                Registrant and as Principal Financial Officer
                                of each Registrant




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